EXHIBIT 32.1

WRITTEN CERTIFICATION of

CHIEF EXECUTIVE OFFICER

PURSUANT to 18 U.S.C. SECTION 1350

Pursuant to the requirement set forth in Section 906 of the Sarbanes – Oxley Act of 2002, Michael E. Jalbert hereby certifies as follows:

(1) He is the duly appointed Chief Executive Officer of EFJ, Inc., a Delaware corporation (the “Company”).

(2) Based on his knowledge, the Company’s Report on Form 10-Q for the quarterly period ended June 30, 2006 and to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this third day of August, 2006.

/S/ Michael E. Jalbert
Michael E. Jalbert
Chief Executive Officer